Exhibit 99.2

CopyTele Appoints Kent Williams to the

Company’s Board of Directors

MELVILLE, NY – August 27, 2012:  CopyTele, Inc. (OTCBB:COPY) is pleased to announce the appointment of Kent B. Williams to serve on the Company’s Board of Directors.

Mr. Williams is the managing member of Vista Asset Management LLC, an investment advisory firm, providing wealth management and strategic capital introductions.  He has more than 40 years’ experience in the capital markets, including positions with U.S. Trust, Wood Island Associates and Merrill Lynch.

Mr. Williams is a founder of VIA Motors, a clean tech, plug-in electric vehicle (PHEV) company.  VIA is a development stage automotive company which has designed a highly efficient, environmentally friendly, powertrain technology for light duty trucks, vans and SUVs.  Mr. Williams is also a member of the CFA Institute and the CFA Society of San Francisco.  He has also been an advisor to the St. Mary’s College of California, School of Economics and Business Administration.

# # #

Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to commercialize E-Paper® and Nano displays, the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statement as a result of new information, unanticipated events, or otherwise.